SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Waste Management, Inc. (the “Company”) held on May 13, 2014, a total of 418,651,905 shares of the Company’s common stock, out of a total of 465,192,040 shares of common stock outstanding and entitled to vote, were present in person or represented by proxies. The proposals set forth below were voted on by the Company’s stockholders at the Annual Meeting. Each of the director nominees listed under proposal 1 were elected, and each of proposals 2, 3 and 4 were approved by the Company’s stockholders. Stockholder proposal 5 was not approved by the Company’s stockholders.

1.	Election to the Company’s Board of Directors of the following eight director nominees:

Name	Number of Affirmative Votes	Number of Negative Votes	Abstentions	Broker Non-Votes
Bradbury H. Anderson	349,577,597	1,614,171	664,673	66,795,464
Frank M. Clark, Jr.	348,669,767	2,524,743	661,931	66,795,464
Patrick W. Gross	288,580,849	62,545,860	729,732	66,795,464
Victoria M. Holt	349,617,095	1,597,370	641,976	66,795,464
John C. Pope	346,619,094	4,574,543	662,804	66,795,464
W. Robert Reum	348,460,651	2,723,341	672,449	66,795,464
David P. Steiner	345,607,568	5,522,845	726,028	66,795,464
Thomas H. Weidemeyer	349,813,904	1,387,057	655,480	66,795,464

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

For	Against	Abstentions
414,479,810	3,411,135	760,960

3.	Approval, by non-binding vote, of the Company’s executive compensation as described in the Company’s 2014 proxy statement:

For	Against	Abstentions	Broker Non-Votes
341,482,576	6,828,307	3,545,558	66,795,464

4.	Approval of the Company’s 2014 Stock Incentive Plan:

For	Against	Abstentions	Broker Non-Votes
341,832,374	8,762,870	1,261,197	66,795,464

5.	Stockholder proposal regarding disclosure of political contributions:

For	Against	Abstentions	Broker Non-Votes
117,010,149	183,602,027	51,244,265	66,795,464

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Waste Management, Inc. 2014 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: May 15, 2014	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Waste Management, Inc. 2014 Stock Incentive Plan.

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